Exhibit 99.1
Contact: Birmingham Bloomfield Bancshares, Inc. Rob Farr P: 248 283-6430

Birmingham Bloomfield Bancshares, Inc.
Announces Positive 2010 Results
Net Income and Performance Indices Rise	For Immediate Release
BIRMINGHAM, Mich., Feb. 9, 2011 — Birmingham Bloomfield Bancshares, Inc. (BBBI.OB), the holding company for Bank of Birmingham, today reported substantial improvement in earnings and performance indices for 2010.
The announcement was made by Robert E. Farr, President & Chief Executive Officer.
2010 The Corporation reported net income of $238,000, and $0.13 per diluted common share, a sharp turnaround from the year-earlier net loss of $1,988,000, or $1.10 per diluted common share. The positive earnings represent the Corporation’s first full year of profitability and the third consecutive quarter of net income.
The positive earnings results reflect double-digit increases in both net interest income and noninterest income, plus a reduction in non-interest expense. Net interest income rose 63.6% to $4,412,000, from $2,697,000 for 2009. The improvement was aided by a fractional reduction in interest expense, reflecting successful growth in local deposits, versus wholesale deposits which traditionally carry higher interest burdens. Non-interest income increased 47.3% to $126,000, from $85,000 at the close of 2009. The improvement in net interest income reflects a 26% jump in total loans, plus a 23% rise in net interest margin. Net interest margin stood at a healthy 4.3% at the close of the year.
Q4-2010 Net income rose to $121,000, or $0.07 per diluted common share, from a net loss of $1,045,000, or $0.58 per diluted common share, for Q4-2009. Included in the Q4-2009 net loss is a onetime charge of $609,330 for the consolidation of the Bloomfield branch office into the headquarters on Woodward in Birmingham.
Key balance-sheet entries were likewise positive. At the close of the quarter, total assets were up 19.1% to $110,335,000, as the Corporation continued its focus on quality organic loan growth in core market areas. Deposits jumped 19.4% to $97,250,000. Total loans increased 26% to $100,379,000. The 2010 loan total includes SBA lending. The Corporation expanded the portfolio of products available to customers by providing SBA lending to commercial customers. Additionally, the Corporation started a residential mortgage lending operation, which also represents a new, growing commercial-lending market for the Bank.
Mr. Farr noted that the Bank has a laser focus on credit quality. Non-performing assets totaled $298,000 at 2010, representing only 0.30% of total loans outstanding. The Bank is well provisioned with the allowance for loan losses at 1.44% and 1.47% at the close of 2010 and 2009, respectively. Most importantly, the Bank remained well capitalized and maintains an 8.2% Tier 1 capital ratio.
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Birmingham Bloomfield Bancshares, Inc.
2010 Results

Mr. Farr said the Bank is generally optimistic about 2011.
“The auto industry has re-awakened and domestic production is increasing. We are well positioned in the heart of a dynamic market. Oakland County is consistently ranked among the nation’s most affluent counties. We have a strong team, which is now concentrated in one location. This will generate new synergy. We are well capitalized, including the $3.4 million in TARP dollars that will help us to continue to grow our balance sheet. We have pristine asset quality. We expect our SBA lending to increase substantially. In fact, we expect to record a first-half 2011 gain on the sale of the guaranteed portion of SBA loans sold in the fourth quarter of 2010. We also expect our new residential mortgage operations to contribute to profitability in 2011.”
Birmingham Bloomfield Bancshares, Inc. is the holding company for Bank of Birmingham, a full-service community bank serving Birmingham, Bloomfield Hills, Beverly Hills and Franklin. Bank of Birmingham is dedicated to providing financial services to small and medium size businesses; their owners and employees; professionals; and individuals who work or reside in the Birmingham/Bloomfield market area. Every Bank of Birmingham customer has a relationship manger who serves as a single point of contact empowered to provide all the bank’s services.
Birmingham Bloomfield Bancshares, Inc. marketmakers include Howe Barnes Hoefer and Arnett, Chicago; Monroe Securities, Chicago; Hill, Thompson, Magid & Co; Jersey City, New Jersey; and Hudson Securities, Inc., Jersey City, New Jersey.
Forward-Looking Statements. This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include: changes in interest rates and interest-rate relationships; changes in the national and local economy; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; our ability to successfully integrate acquisitions into our existing operations, and the availability of new acquisitions, joint ventures and alliance opportunities; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and other factors included in the Corporation’s filings with the Securities and Exchange Commission, available free via EDGAR. The Corporation assumes no responsibility to update forward-looking statements.
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(Financial schedules follow)

Birmingham Bloomfield Bancshares, Inc.
Financial Summary and Selected Ratios (Unaudited)
(Dollars in thousands except per share data)

	Year to Date
	December 31,		Change
	2010	2009	Amount	Percentage
INCOME STATEMENT
Interest Income	$5,752	$4,043	$1,709	42.3%
Interest Expense	1,340	1,345	(5)	-0.4%

Net Interest Income	4,412	2,697	1,714	63.6%
Provision for loan loss	594	480	113	23.6%
Non-interest income	126	85	40	47.3%
Non-interest expense	3,513	4,215	(702)	-16.7%

Income (loss) before Income Taxes	431	(1,913)	2,344	122.5%
Income tax expense	—	—	—	0.0%

Net Income (Loss)	431	(1,913)	2,344	122.5%
Dividend and accretion on preferred stock	193	75	117	156.1%

Net Income (Loss) — common shareholders	$238	$(1,988)	$2,226	112.0%

Income (loss) per share — basic & diluted	$0.13	$(1.10)	$1.24	112.0%

BALANCE SHEET DATA
Total assets	110,335	92,637	17,698	19.1%
Average Assets	106,532	80,312	26,220	32.6%
Total loans	100,379	79,656	20,723	26.0%
Allowance for loan loss (ALLL)	1,448	1,174	274	23.4%
Total deposits	97,250	81,465	15,785	19.4%
Other borrowings	1,469	—	1,469	0.0%
Shareholders’ equity	10,986	10,728	258	2.4%
Average Equity	10,823	9,898	925	9.3%

ASSET QUALITY
Other real estate owned (OREO)	—	—	—	0.0%
Net charge-offs	320	16	304	1897.0%
Non-accrual loans	298	—	298	0.0%
Non-performing assets (NPA)	298	—	298	0.0%
Non-accrual loans / total loans	0.30%	0.00%	0.30%	0.0%
Allowance for loan loss / total loans	1.44%	1.47%	-0.03%	-2.1%

PERFORMANCE MEASUREMENTS
Net interest margin (tax equivalent)	4.32%	3.51%	0.81%	23.1%
Return on average assets (annualized)	0.40%	-2.38%	2.79%	117.0%
Return on average common equity (annualized)	5.80%	-23.32%	29.12%	124.9%
Tier 1 Leverage Ratio (Bank only)	8.2%	9.4%	-1.16%	-12.3%
Equity / Assets	10.0%	11.6%	-1.62%	-14.0%
Total loans / Total deposits	103.2%	97.8%	5.44%	5.6%
Book value per share	$4.21	$4.08	$0.13	3.3%
Income (loss) per share — basic & diluted	$0.13	$(1.10)	$1.24	112.0%
Shares outstanding	1,800,000	1,800,000	—	0.0%

Birmingham Bloomfield Bancshares, Inc.
Financial Summary and Selected Ratios (Unaudited)
(Dollars in thousands except per share data)

	Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
INCOME STATEMENT
Interest Income	$1,501	$1,531	$1,436	$1,283	$1,153
Interest Expense	327	337	352	324	340

Net Interest Income	1,174	1,194	1,084	959	813
Provision for loan loss	49	256	177	112	300
Non-interest income	21	27	42	35	21
Non-interest expense	977	867	815	853	1,538

Income (loss) before Income Taxes	169	98	134	29	(1,004)
Income tax expense	—	—	—	—	—

Net Income (Loss)	169	98	134	29	(1,004)
Dividend and accretion on preferred stock	48	48	49	47	41

Net Income (Loss) applicable to common	$121	$50	$85	$(18)	$(1,045)

Income (loss) per share — basic & diluted	$0.07	$0.03	$0.05	$(0.01)	$(0.58)

BALANCE SHEET DATA
Total assets	110,335	111,254	100,168	98,810	92,637
Average Assets	111,932	110,091	106,960	97,520	82,361
Total loans	100,379	94,284	90,478	86,441	79,656
Allowance for loan loss (ALLL)	1,448	1,424	1,167	1,255	1,174
Total deposits	97,250	99,997	99,804	87,733	81,465
Other borrowings	1,469	—	—	—	—
Shareholders’ equity	10,986	10,899	10,822	10,718	10,728
Average Equity	10,935	10,860	10,770	10,723	9,500

ASSET QUALITY
Other real estate owned	—	—	—	—	—
Net charge-offs	24	—	265	31	(2)
Non-accrual loans	298	—	—	—	—
Non-performing assets	298	—	—	—	—
Non-accrual loans / total loans	0.30%	0.00%	0.00%	0.00%	0.00%
Allowance for loan loss / total loans	1.44%	1.51%	1.29%	1.45%	1.47%

PERFORMANCE MEASUREMENTS
Net interest margin (tax equivalent)	4.69%	4.41%	4.13%	4.06%	3.77%
Return on average assets (annualized)	0.60%	0.35%	0.50%	0.12%	-4.84%
Return on average common equity (annualized)	8.9%	5.2%	7.3%	1.6%	-50.7%
Tier 1 Leverage Ratio (Bank only)	8.2%	8.2%	8.5%	8.8%	9.4%
Equity / Assets	10.0%	9.8%	10.8%	10.8%	11.6%
Total loans / Total deposits	103.2%	94.3%	90.7%	98.5%	97.8%
Book value per share	$4.21	$4.16	$4.12	$4.07	$4.08
Income (loss) per share — basic & diluted	$0.07	$0.03	$0.05	$(0.010)	$(0.58)
Shares outstanding	1,800,000	1,800,000	1,800,000	1,800,000	1,800,000